CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Tax-Free Fund of Arizona and to the use of our reports dated August 11, 2006 on the financial statements and financial highlights of Tax-Free Fund of Arizona. Such financial statements and financial highlights appear in the 2006 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.





                                                   TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
October 19, 2006